UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 16, 2007

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2007, the Board of Directors of Markel Corporation amended and restated the corporation’s bylaws. Among the changes effected by the amendment and restatement of the bylaws were permitting direct registration of the corporation’s common stock, in accordance with requirements of the New York Stock Exchange (Article V, Section 1); revising the bylaws to conform with, or take into account, amendments to the Virginia Stock Corporation Act (for example, Article I, Section 10); adding provisions to regulate the bringing of matters before the annual meeting of shareholders (Article I, Section 11); conforming the description of duties of officers in Article IV to current corporate practice; and miscellaneous changes for consistency and clarity of drafting. A copy of the amended and restated bylaws is attached as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Description
3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: August 20, 2007	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description
3.1	Amended and Restated Bylaws.